UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Great Elm Capital Corp.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01211	81-2621577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
6.75% Notes due 2025	GECCM	Nasdaq Global Market
6.50% Notes due 2024	GECCN	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 4, 2022, Great Elm Capital Corp. (the “Company”) issued the press release and published the presentation furnished as exhibits 99.1 and 99.2, respectively, to this report reporting its financial results for the three months and year ended December 31, 2021.

The foregoing information (including exhibits 99.1 and 99.2 hereto) are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in Item 5.02 of this report, effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “10-K”) with the Securities and Exchange Commission (“SEC”), Directors Peter Reed, Randall Revell Horsey and Michael Speller resigned from the Company’s Board of Directors (the “Board”). In addition, on March 4, 2022, the Board appointed Richard Cohen as a Class I director and Matthew A. Drapkin as a Class II Director to fill the vacancies on the Board created by the resignations of Mr. Speller and Mr. Horsey. As a result, as of March 4, 2022, the Company has two independent directors, two interested directors and one vacancy on its Board, and only two independent directors on its Audit Committee.

On March 4, 2022, the Company notified The Nasdaq Stock Market (“Nasdaq”) that, as a result of the one vacancy on its Board and one vacancy on its Audit Committee, the Company was not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires the Board to consist of a majority of independent directors, and Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to be comprised of at least three independent directors. The Company also notified Nasdaq of the Company’s desire to use the cure periods provided by Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B).

The Board intends to appoint an independent Class III director to fill the vacancy created by Mr. Reed’s resignation from the Board and to be the third independent director on the Company’s Audit Committee as soon as practicable.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2022, Peter Reed notified the Company that he would resign from his position as the Company’s Chief Executive Officer and President and as Chairman of the Board, and each of Randall Revell Horsey and Michael Speller notified the Company that they would resign from the Board, in each case effective upon the filing of the 10-K with the SEC. The resignations were not the result of any disagreement with the Company.

On March 4, 2022, the Board appointed Matt Kaplan, age 35, as the Company’s Chief Executive Officer and President. Mr. Kaplan has served as a Portfolio Manager for Great Elm Capital Management, Inc. (“GECM”), the Company’s external investment manager, since October 2020, as well as a Managing Director of Imperial Capital Asset Management, LLC (“ICAM”) focused on investment opportunities across the capital structure. Mr. Kaplan joined ICAM in 2020 after spending four years at Citadel LLC from 2015-2019 investing in special situations and event-driven credit and equities. Mr. Kaplan previously worked in Research with Imperial Capital US from 2007-2014 and moved to Imperial Capital UK from 2014-2015. Mr. Kaplan earned a BS in Managerial Economics from the University of California, Davis and holds the Chartered Financial Analyst (“CFA”) designation from the CFA Institute. Mr. Kaplan provides services to GECM under a shared services agreement with ICAM. Affiliates of ICAM beneficially own more than 5% of the Company’s outstanding common stock.

On March 4, 2022, the Board also appointed Richard Cohen as a Class I director and Matthew A. Drapkin as a Class II Director to fill the vacancies on the Board created by the resignations of Mr. Speller and Mr. Horsey. Mr. Cohen will be eligible for re-election along with the Company’s other Class I director at the Company’s 2023 Annual Meeting of Stockholders and Mr. Drapkin will be eligible for re-election along with the Company’s other Class II director at the Company’s 2024 Annual Meeting of Stockholders. Mr. Drapkin will serve as Chairman of the Board of Directors and Mr. Cohen will serve as the Chairman of the Company’s Audit Committee, as the audit committee financial expert and as a member of the Company’s Compensation Committee.

Mr. Cohen will receive the standard compensation provided to the Company’s non-employee directors, as described in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders. Mr. Drapkin will not receive compensation in his role as a director and will be an “interested person” as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended, due to his roles as a director of Great Elm Group, Inc. (“GEG”), the parent company of GECM, and the Chief Executive Officer & Portfolio Manager of Northern Right Capital Management, L.P., a beneficial owner of more than 5% of GEG’s common stock and an owner of GEG’s 5.00% convertible senior PIK notes due 2030.

The Company will enter into its standard form of indemnification agreement with Mr. Cohen and Mr. Drapkin.

Item 8.01. Other Events.

On March 4, 2022, the Company announced that its first quarter 2022 distribution of $0.60 per share in cash is payable on March 30, 2022 to stockholders of record as of March 15, 2022. In addition, on March 4, 2022, the Company announced that the Board approved a $0.45 per share cash distribution for the quarter ending June 30, 2022. The record and payment dates for the distribution for the quarter ending June 30, 2022 are expected to be set in the second quarter, pursuant to authority granted by the Board.

On March 4, 2022, the Company issued the press releases attached as Exhibits 99.3 and 99.4 to this report announcing the director and officer appointments noted under Item 5.02 above.

In addition, on March 4, 2022, the Company issued the press release attached as Exhibit 99.5 announcing the filing of a registration statement for a rights offering to its stockholders.

Finally, on March 4, 2022, the Company issued the press release attached as Exhibit 99.6 to this report announcing a planned joint venture with Utica Leaseco, LLC (“Utica”) to co-invest in proprietary equipment financing transactions sourced by Utica.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Earnings Press Release, dated March 4, 2022
99.2	Presentation, dated March 4, 2022
99.3	New Board Leadership Press Release, dated March 4, 2022
99.4	CEO Transition Press Release, dated March 4, 2022
99.5	Rights Offering Press Release, dated March 4, 2022
99.6	Utica Joint Venture Press Release, dated March 4, 2022

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: March 4, 2022	/s/ Keri A. Davis
	By:	Keri A. Davis
	Title:	Chief Financial Officer